CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of First Real Estate Investment Trust of New Jersey on Form S-8 (File No. 333-79555) of our report dated November 22, 1999, on our audits of the financial statements of First Real Estate Investment Trust of New Jersey as of October 31, 1999 and 1998 and for each of the three years in the period ended October 31, 1999 which report is included in the 1999 Annual Report of First Real Estate Investment Trust of New Jersey on Form 10-K.




                                                                /S/J.H. Cohn LLP
                                                               -----------------
                                                                J.H Cohn LLP
Roseland, New Jersey
January 26, 2000